EXHIBIT 32.1

                       WINDSWEPT ENVIORNMENTAL GROUP, INC.
          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the quarterly report of Windswept Environmental Group, Inc. (the "Company") on Form 10-Q for the period ended September 27, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Michael O'Reilly, the Chief Executive Officer of the Company and Andrew C. Lunetta, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) the Report fully complies with the requirements of section 13(a)
                or 15(d) of the Securities Exchange Act of 1934; and

            (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

            A signed original of this written statement required by Section 906 has been provided to Windswept Environmental Group, Inc. and will be retained by Windswept Environmental Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  November 21, 2005
                                             /s/ Michael O'Reilly
                                             -----------------------
                                             Michael O'Reilly
                                             Chief Executive Officer
                                             (Principal Executive Officer)

                                             /s/ Andrew C. Lunetta
                                             -----------------------
                                             Andrew C. Lunetta
                                             Chief Financial Officer
                                             (Principal Financial Officer)